Exhibit 99.1

Zscaler Reports Second Quarter Fiscal 2022 Financial Results
Second Quarter Highlights
•Revenue grows 63% year-over-year to $255.6 million
•Calculated billings grows 59% year-over-year to $367.7 million
•Deferred revenue grows 70% year-over-year to $759.9 million
•GAAP net loss of $100.4 million compared to GAAP net loss of $67.5 million on a year-over-year basis
•Non-GAAP net income of $19.2 million compared to non-GAAP net income of $14.0 million on a year-over-year basis
SAN JOSE, California - February 24, 2022 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its second quarter of fiscal year 2022, ended January 31, 2022.
"Driven by continued demand for our Zero Trust security platform, we delivered strong results for the second quarter, with our year-over-year revenue growth rate reaching its highest level in three years, even as we surpassed $1 billion in annualized revenue,” said Jay Chaudhry, Chairman and CEO of Zscaler. "The importance of our Zero Trust Exchange architecture has never been clearer to customers undertaking digital transformation. Customers are not only gaining security advantages from our Zero Trust model but they are also reaping the benefits of faster innovation and economics from our global cloud, which is now processing more than 210 billion transactions per day.”

Second Quarter Fiscal 2022 Financial Highlights
•Revenue: $255.6 million, an increase of 63% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $83.9 million, or 33% of total revenue, compared to $53.9 million, or 34% of total revenue, in the second quarter of fiscal 2021. Non-GAAP income from operations was $22.3 million, or 9% of total revenue, compared to $14.8 million, or 9% of total revenue, in the second quarter of fiscal 2021.
•Net income (loss): GAAP net loss was $100.4 million, compared to $67.5 million in the second quarter of fiscal 2021. Non-GAAP net income was $19.2 million, compared to $14.0 million in the second quarter of fiscal 2021.
•Net income (loss) per share: GAAP net loss per share was $0.71, compared to $0.50 in the second quarter of fiscal 2021. Non-GAAP net income per share was $0.13, compared to $0.10 in the second quarter of fiscal 2021.
•Cash flow: Cash provided by operations was $48.3 million, or 19% of revenue, compared to $30.4 million, or 19% of revenue, in the second quarter of fiscal 2021. Free cash flow was $29.4 million, or 12% of revenue, compared to $18.0 million, or 11% of revenue, in the second quarter of fiscal 2021.
•Deferred revenue: $759.9 million as of January 31, 2022, an increase of 70% year-over-year.
•Cash, cash equivalents and short-term investments: $1,621.2 million as of January 31, 2022, an increase of $118.7 million from July 31, 2021.

Recent Business Highlights

•Launched the general availability of new Workload Communications solution, part of the Zscaler Zero Trust Exchange™, which extends Zero Trust security to workloads and applications hosted in public clouds. Zscaler’s cloud-native platform helps IT teams simplify multi-cloud workload connectivity by moving away from traditional IP-based routing and VPNs between cloud environments to expedite enterprises' cloud transformation initiatives.

•Recognized as a Leader in the inaugural Gartner 2022 Magic Quadrant for Security Service Edge (SSE). Zscaler is positioned as the vendor with the highest ‘Ability to Execute’ among the 11 vendors that were recognized for this report. Gartner assesses vendors’ ability to execute based on a combination of critical factors including products/services, customer experience, market responsiveness, track record, marketing execution, sales execution/pricing, operations, and overall viability.

•Achieved 100% renewable energy through a combination of directly purchased renewable energy and renewable energy credits (RECs) for its offices and 150+ data centers that run the Zscaler Zero Trust Exchange. Zscaler’s cloud-based architecture enables customers to improve their security posture and user experience while reducing the need to purchase, maintain, and power on-premises security hardware, thus enabling customers to reduce their IT equipment overhead and consequently their energy usage.

Financial Outlook
For the third quarter of fiscal 2022, we expect:
•Total revenue of $270 million to $272 million
•Non-GAAP income from operations of $19 million to $20 million
•Non-GAAP net income per share of approximately $0.10 to $0.11, assuming approximately 149 million to 150 million common shares outstanding
For the full year fiscal 2022, we expect:
•Total revenue of $1.045 billion to $1.05 billion
•Calculated billings of $1.365 billion to $1.37 billion
•Non-GAAP income from operations of $95 million to $98 million
•Non-GAAP net income per share of $0.54 to $0.56, assuming approximately 149 million to 150 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs and income tax effects generated by intangible assets acquired in business acquisitions. Guidance for non-GAAP net income per share includes the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its second quarter fiscal 2022 earnings results and outlook for its third quarter of fiscal 2022 and full year fiscal 2022 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, February 24, 2022
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in number:	918-922-3018
Upcoming Conferences
Third quarter of fiscal 2022 virtual investor conference participation schedule:

•Berenberg Thematic Software Conference 2022
Wednesday, March 2, 2022

•JMP Securities Technology Conference
Monday, March 7, 2022

•Wolfe Research Virtual "March Madness" Software Conference
Wednesday, March 23, 2022

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the third quarter of fiscal 2022 and full year fiscal 2022. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: the duration and global impact of COVID-19 on our business, operations and financial results and the economy in general; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed on September 16, 2021, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts

Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Revenue	$255,563	$157,044	$486,080	$299,622
Cost of revenue (1) (2)	57,783	34,135	109,952	65,862
Gross profit	197,780	122,909	376,128	233,760
Operating expenses:
Sales and marketing (1) (2)	175,073	110,403	328,859	207,292
Research and development (1) (2)	69,195	41,751	134,411	77,521
General and administrative (1) (3)	37,444	24,653	71,161	45,512
Total operating expenses	281,712	176,807	534,431	330,325
Loss from operations	(83,932)	(53,898)	(158,303)	(96,565)
Interest income	557	755	1,030	1,695
Interest expense (4)	(14,040)	(13,245)	(27,875)	(26,294)
Other income (expense), net	(844)	518	(1,433)	786
Loss before income taxes	(98,259)	(65,870)	(186,581)	(120,378)
Provision for income taxes	2,161	1,671	4,640	2,169
Net loss	$(100,420)	$(67,541)	$(191,221)	$(122,547)
Net loss per share, basic and diluted	$(0.71)	$(0.50)	$(1.37)	$(0.91)
Weighted-average shares used in computing net loss per share, basic and diluted	140,515	135,024	139,901	134,238
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$5,766	$3,308	$11,085	$6,574
Sales and marketing	47,666	33,864	91,130	66,518
Research and development	30,000	17,747	58,570	32,647
General and administrative	20,613	12,194	39,354	21,703
Total	$104,045	$67,113	$200,139	$127,442
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$2,000	$1,503	$4,056	$3,007
Sales and marketing	178	73	348	146
Research and development	53	—	53	—
Total	$2,231	$1,576	$4,457	$3,153

(3) Includes asset impairment related to facility exit as follows:	$—	$—	$—	$416

(4) Includes amortization of debt discount and issuance costs as follows:	$13,680	$12,882	$27,156	$25,572

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	January 31,	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$409,819	$275,898
Short-term investments	1,211,390	1,226,654
Accounts receivable, net	269,449	257,109
Deferred contract acquisition costs	69,025	57,373
Prepaid expenses and other current assets	29,482	31,269
Total current assets	1,989,165	1,848,303
Property and equipment, net	121,195	108,576
Operating lease right-of-use assets	42,837	44,339
Deferred contract acquisition costs, noncurrent	165,480	149,657
Acquired intangible assets, net	29,272	32,129
Goodwill	59,823	58,977
Other noncurrent assets	14,249	15,650
Total assets	$2,422,021	$2,257,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,499	$12,547
Accrued expenses and other current liabilities	31,096	22,908
Accrued compensation	83,863	93,622
Deferred revenue	687,919	571,286
Operating lease liabilities	19,665	19,842
Total current liabilities	836,042	720,205
Convertible senior notes, net	940,692	913,538
Deferred revenue, noncurrent	72,012	59,315
Operating lease liabilities, noncurrent	29,280	31,225
Other noncurrent liabilities	4,628	4,453
Total liabilities	1,882,654	1,728,736
Stockholders’ Equity
Common stock	141	139
Additional paid-in capital	1,341,346	1,131,006
Accumulated other comprehensive loss	(9,299)	(650)
Accumulated deficit	(792,821)	(601,600)
Total stockholders’ equity	539,367	528,895
Total liabilities and stockholders’ equity	$2,422,021	$2,257,631

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	January 31,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(191,221)	$(122,547)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	19,005	13,327
Amortization expense of acquired intangible assets	4,457	3,153
Amortization of deferred contract acquisition costs	31,038	18,123
Amortization of debt discount and issuance costs	27,156	25,572
Non-cash operating lease costs	12,411	9,500
Stock-based compensation expense	188,891	118,565
Amortization of investment premiums, net of accretion of purchase discounts	4,662	5,446
Deferred income taxes	(659)	(981)
Impairment of assets	—	416
Other	295	59
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(12,622)	(24,681)
Deferred contract acquisition costs	(58,513)	(43,154)
Prepaid expenses, other current and noncurrent assets	4,903	6,722
Accounts payable	(103)	4,627
Accrued expenses, other current and noncurrent liabilities	5,029	1,733
Accrued compensation	(9,759)	(1,583)
Deferred revenue	129,594	78,884
Operating lease liabilities	(13,031)	(9,245)
Net cash provided by operating activities	141,533	83,936
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(20,442)	(19,403)
Capitalized internal-use software	(8,275)	(4,272)
Payments for business acquisitions, net of cash acquired	(380)	—
Purchases of short-term investments	(624,254)	(419,638)
Proceeds from maturities of short-term investments	629,411	283,815
Proceeds from sale of short-term investments	—	11,500
Net cash used in investing activities	(23,940)	(147,998)
Cash Flows From Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	4,871	11,245
Proceeds from issuance of common stock under the employee stock purchase plan	11,509	8,563
Payment of deferred consideration related to a business acquisition	(50)	(2,250)
Other	(2)	—
Net cash provided by financing activities	16,328	17,558
Net increase (decrease) in cash and cash equivalents (1)	133,921	(46,504)
Cash and cash equivalents at beginning of period (1)	275,898	141,851
Cash and cash equivalents at end of period (1)	$409,819	$95,347
_________
(1) We did not hold restricted cash for any periods presented.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021

Revenue	$255,563	$157,044	$486,080	$299,622

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$197,780	$122,909	$376,128	$233,760
Add:
Stock-based compensation expense and related payroll taxes	5,766	3,308	11,085	6,574
Amortization expense of acquired intangible assets	2,000	1,503	4,056	3,007
Non-GAAP gross profit	$205,546	$127,720	$391,269	$243,341
GAAP gross margin	77%	78%	77%	78%
Non-GAAP gross margin	80%	81%	80%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(83,932)	$(53,898)	$(158,303)	$(96,565)
Add:
Stock-based compensation expense and related payroll taxes	104,045	67,113	200,139	127,442
Amortization expense of acquired intangible assets	2,231	1,576	4,457	3,153
Asset impairment related to facility exit (1)	—	—	—	416
Non-GAAP income from operations	$22,344	$14,791	$46,293	$34,446
GAAP operating margin	(33)%	(34)%	(33)%	(32)%
Non-GAAP operating margin	9%	9%	10%	11%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(100,420)	$(67,541)	$(191,221)	$(122,547)
Stock-based compensation expense and related payroll taxes	104,045	67,113	200,139	127,442
Amortization expense of acquired intangible assets	2,231	1,576	4,457	3,153
Asset impairment related to facility exit (1)	—	—	—	416
Amortization of debt discount and issuance costs	13,680	12,882	27,156	25,572
Provision for income taxes (2)	(361)	—	(361)	—
Non-GAAP net income	$19,175	$14,030	$40,170	$34,036

GAAP net loss per share, diluted	$(0.71)	$(0.50)	$(1.37)	$(0.91)
Stock-based compensation expense and related payroll taxes	0.70	0.46	1.35	0.88
Amortization expense of acquired intangible assets	0.01	0.01	0.03	0.02
Asset impairment related to facility exit (1)	—	—	—	—
Amortization of debt discount and issuance costs	0.09	0.09	0.18	0.18
Provision for income taxes (2)	—	—	—	—
Adjustment to total fully diluted earnings per share (3)	0.04	0.04	0.08	0.07
Non-GAAP net income per share, diluted	$0.13	$0.10	$0.27	$0.24

Denominator:
Weighted-average shares used in computing GAAP net loss per share, diluted	140,515	135,024	139,901	134,238
Potentially diluted shares	10,687	10,719	10,898	10,180
Antidilutive impact of capped call transactions (4)	(2,401)	(1,120)	(2,542)	(317)
Weighted-average shares used in computing non-GAAP net income per share, diluted	148,801	144,623	148,257	144,101
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended January 31, 2022, we recorded a tax benefit of $0.4 million generated by intangible assets acquired in a business acquisition.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the Non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of our convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Calculated Billings
Revenue	$255,563	$157,044	$486,080	$299,622
Add: Total deferred revenue, end of period	759,931	446,817	759,931	446,817
Less: Total deferred revenue, beginning of period	(647,816)	(371,900)	(630,601)	(369,767)
Calculated billings	$367,678	$231,961	$615,410	$376,672

Free Cash Flow
Net cash provided by operating activities	$48,262	$30,404	$141,533	$83,936
Less: Purchases of property, equipment and other assets	(13,988)	(10,499)	(20,442)	(19,403)
Less: Capitalized internal-use software	(4,825)	(1,871)	(8,275)	(4,272)
Free cash flow	$29,449	$18,034	$112,816	$60,261
As a percentage of revenue:
Net cash provided by operating activities	19%	19%	29%	28%
Less: Purchases of property, equipment and other assets	(5)%	(7)%	(4)%	(7)%
Less: Capitalized internal-use software	(2)%	(1)%	(2)%	(1)%
Free cash flow margin	12%	11%	23%	20%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. Amortization of debt discount and issuance costs from our convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit and certain litigation-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period and the antidilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.